UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2008

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 Harbour Heights Parkway, Suite 303

Mukilteo, Washington 98275

(Address of principal executive offices, including zip code)

(425) 493-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.03.   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2008, CombiMatrix Corporation (the “Company”) issued to YA Global Investments, L.P. (“YA”): (i) secured convertible debentures (the “Debentures”) with an aggregate principal amount of up to $10,000,000, which are convertible into shares of the Company’s common stock (the “Common Stock”); and (ii) warrants (the “Warrants”) to purchase up to 336,984 shares of the Common Stock.  The arrangement enables the Company to secure convertible debt financing by leveraging the judgment of the U.S. District Court in favor of the Company against defendant National Union Fire Insurance Company.

The transaction, which entails a private placement of securities under Rule 506 of Regulation D, was effected pursuant to a Securities Purchase Agreement, a Secured Convertible Debenture, two Warrants, a Registration Rights Agreement, a Security Agreement, an Intellectual Property Security Agreement, and an Irrevocable Voting Agreement and Proxy.  Material terms of each agreement are described below.

Securities Purchase Agreement

Under the terms of the Securities Purchase Agreement:

(a)   YA agreed to acquire the Debentures for a purchase price of up to $10,000,000, minus certain structuring, due diligence and monitoring fees totaling approximately $180,000.  The Debentures accrue interest at 10% per annum.  All principal and accrued interest are to be repaid upon the earlier of July 10, 2010 or four months after the Company’s receipt of the settlement or judgment proceeds from Acacia Research Corp. et al v. National Union Fire Ins. Co of Pittsburgh, PA, Case No. CV 05-501-PSG-MLG (C.D. Cal.) (the “Litigation”); provided, however, that if such settlement or proceeds are less than the principal and accrued interest, then the amount received (less attorneys’ fees and expenses) will be paid to YA, and any amount still owing will be due on July 10, 2010.  The Litigation is currently on appeal before the U.S. Court of Appeals, Ninth Circuit.

(b)   The Company issued two Warrants to YA.  The Warrants permit YA to purchase up to 168,492 shares of the Common Stock for $11.87 per share, and up to another 168,492 shares of the Common Stock for $13.65 per share.   The Warrants expire on July 10, 2013.

(c)   The outstanding principal and accrued and unpaid interest of the Debentures may be converted into shares of the Common Stock at a conversion price of $11.87 (the “Fixed Conversion Price”), subject to adjustment as set forth in the Debentures.  However, the total number of shares issuable by the Company upon conversion of the Debentures and exercise of the Warrants may not exceed 1,206,925 shares (or 19.99% of the number of shares of the Common Stock issued and outstanding as of the date of the Securities Purchase Agreement) (the “Reserved Amount”) unless and until the Company’s stockholders approve issuance in excess of that amount.  If the number of shares issuable to YA upon conversion of the Debentures and exercise of the Warrants exceeds the Reserved Amount due to, for example, an event of default, then the Company has agreed that it will file a proxy statement and call a meeting of stockholders for that purpose.

(d)   So long as the Debentures are outstanding, the Company will not, without the prior written consent of YA, issue or sell more than $10,000,000 of Common Stock (or securities convertible into shares of Common Stock) for a per share consideration less than the bid price of the Common Stock immediately prior to such issuance or sale.  The Company also has granted YA a right of first refusal to purchase up to 25% of stock sold in any capital-raising transaction that occurs on or before July 10, 2009.   Certain securities are excluded from both the $10,000,000 limitation and the right of first refusal, including securities issued pursuant to a stock option plan or other equity compensation award approved by the Company’s Board of Directors, as well as shares underlying convertible securities outstanding prior to the date of the Securities Purchase Agreement.

(e)   The parties have agreed that at any given time, YA will not own more than 9.99% of the Company’s issued and outstanding Common Stock.

Secured Convertible Debentures

Under the terms of the Debentures:

(a)   The outstanding principal and accrued and unpaid interest of the Debentures may be converted by YA into shares of the Common Stock at the Fixed Conversion Price, subject to certain anti-dilution adjustments if the Company issues Common Stock at a lower price while the outstanding principal amount of the Debentures is at least $5,000,000.  The conversion price also will be reduced if the Company fails to generate at least $6,000,000 in gross revenues for the fiscal year ended December 31, 2008 (subject to adjustment in the event the Company sells or disposes of a division or line of business).

(b)   If the closing bid price of the Common Stock is less than the Fixed Conversion Price, the Company is not in default and certain other conditions are met (including the ability of YA to resell the securities under an effective registration statement or an exemption from registration under the Securities Act of 1933, as amended), the Company may redeem a portion or all amounts outstanding under the Debentures by paying the outstanding principal, accrued interest and a redemption premium of between 0% to 10% of the principal amount being redeemed.

(c)   For so long as the Company is not in default and certain other conditions are met (including the ability of YA to resell the securities under an effective registration statement or an exemption from registration under the Securities Act of 1933, as amended), the Company may compel YA to convert a portion of the Debentures into Common Stock at the Fixed Conversion Price as follows:

(i)  Until January 10, 2009, if the 30 trading day trailing volume weighted average price of the Common Stock is at least 125% of the Fixed Conversion Price, then the Company may compel YA to convert up to 20% of the outstanding principal and interest due and outstanding under the Debentures;

(ii)  From January 11, 2009 until July 10, 2009, if the 30 trading day trailing volume weighted average price of the Common Stock is at least 125% of the Fixed Conversion Price, then the Company may compel YA to convert up to 20% of the outstanding principal and interest due and outstanding under the Debentures;

(iii)  From July 11, 2009 until January 10, 2010, if the 30 trading day trailing volume weighted average price of the Common Stock is at least 135% of the Fixed Conversion Price, then the Company may compel YA to convert up to 20% of the outstanding principal and interest due and outstanding under the Debentures; and

(iv)  From January 11, 2010 until July 10, 2010, if the 30 trading day trailing volume weighted average price of the Common Stock is at least 135% of the Fixed Conversion Price, then the Company may compel YA to convert up to 20% of the outstanding principal and interest due and outstanding under the Debentures;

In each of the six-month periods outlined above, the amounts subject to forced conversion will be reduced by the dollar value of any amount voluntarily converted by YA during that period, and no more than 40% of the outstanding principal and interest due and outstanding under the Debentures may be forcibly converted in any 12-month period.

Warrants

Under the terms of the Warrants:

(a)   Until July 10, 2013, YA may purchase up to 168,492 shares of the Common Stock for $11.87 per share, and up to 168,492 shares of the Common Stock for up to $13.65 per share.  The Warrants may be exercised with the payment of the exercise price in cash, or if the underlying shares have not been registered for resale, on a cashless basis pursuant to a net exercise provision.

(b)   Subject to certain restrictions, the Company may compel YA to exercise the warrants.  Among other things, there must be an effective resale registration statement on file with the Securities and Exchange Commission, and the volume-weighted average price of the Company’s common stock must have been equal to or greater than 130% of the applicable warrant exercise price for twenty consecutive trading days.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, by August 9, 2008, the Company will file a resale registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, and will use its best efforts to have the registration statement declared effective by November 7, 2008. The Company will be subject to damages if it fails to meet these deadlines.

Security Agreement and Intellectual Property Security Agreement

Under the terms of the Security Agreement and Intellectual Property Security Agreement, the Company grants YA a security interest in the Company’s Litigation and intellectual property.

Irrevocable Voting Agreement and Proxy

Under the terms of the Security Agreement and Irrevocable Voting Agreement and Proxy, in the event a meeting of stockholders is called in order to consider a proposal to issue shares of Common Stock, in the aggregate, in excess of the Reserved Amount, the directors and executive officers have granted to an affiliate of YA a proxy to vote their shares in favor of the proposal.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the transaction documents, which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Securities Purchase Agreement
99.2	Secured Convertible Debentures
99.3	Warrant (exercise price of $11.87 per share)
99.4	Warrant (exercise price of $13.65 per share)
99.5	Registration Rights Agreement
99.6	Security Agreement
99.7	Intellectual Property Security Agreement
99.8	Form of Irrevocable Voting Agreement and Proxy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	July 11, 2008	By:	/s/ Scott R. Burell
Scott R. Burell, Chief Financial Officer